Exhibit 23.1




                           CONSENT OF PERRY-SMITH LLP

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

         We consent to the use in this Registration Statement of Ophthalmic Imaging Systems on Post-Effective Amendment No. 1 to Form SB-2 of our report, dated March 2, 2005, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

PERRY-SMITH LLP


/s/ Perry-Smith LLP
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Sacramento, California
October 10, 2005